Exhibit 1a


                          ARTICLES OF INCORPORATION OF
                          LEGG MASON MONEY TRUST, INC.


         FIRST: The undersigned, DONALD W. SMITH, whose post office address is 1900 M Street, N.W., Washington, D.C. 20036, being at least eighteen years of age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

         SECOND: The name of the Corporation is LEGG MASON MONEY TRUST, INC. (the "Corporation").

         THIRD: The duration of the Corporation shall be perpetual.

         FOURTH: The purposes for which the Corporation is formed are:

         (a) To hold, invest and reinvest its funds, and in connection therewith to hold part of all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing of representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

         (b) To acquire all or any part of the goodwill, rights, property, and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

         (c) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

         (d) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 (the "1940 Act") and by these Articles of Incorporation, as its Board of Directors may determine.


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         (e) To  purchase  or  otherwise  acquire,  hold,  dispose  of,  resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.

         (f) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

         (g) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

         (h) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         Incident to meeting the purposes specified above, the Corporation also shall have the power:

         (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

         (2) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

         (3) Subject to any applicable provisions of law, to buy, hold, sell, and otherwise deal in and with foreign exchange.

         FIFTH: The post office address of the principal office of the Corporation in the State of Maryland is 7 East Redwood Street, Baltimore, Maryland 21203. The name of the resident agent of the Corporation in the State of Maryland is Charles A. Bacigalupo and the post office address of the resident agent is 7 East Redwood Street, Baltimore, Maryland 21203. Said resident agent is a citizen of the State of Maryland and actually resides therein.

         SIXTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is two billion (2,000,000,000) shares, of the par value of one-tenth of one cent ($.001) (the "Shares"), and of the aggregate par value of two million dollars ($2,000,000). The Shares


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may be issued by the Board of Directors in such class or classes each comprising such number of Shares and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any class, but the number of Shares of any class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

         The Board of Directors may classify or reclassify any unissued Shares into one or more classes that may be established and designated from time to time. The Corporation may hold as treasury Shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares of any class reacquired by the Corporation. No holder of any of the Shares of any class shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue. All Shares of any class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

         SEVENTH: Section 7.1. PROCEDURE FOR DESIGNATION The establishment and designation of any class of Shares shall be effective upon (i) the authorization of such class by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such class, and (ii) the filing for record of any articles supplementary required by Section 2-208 of the Maryland General Corporation Law with the State Department of Assessments and Taxation of Maryland. At any time when there are no Shares outstanding or subscribed for a particular class previously established and designated by the Board of Directors, the class may be liquidated by similar means.


                   Section 7.2. ESTABLISHMENT AND DESIGNATION OF CLASSES Without limiting the authority of the Board of Directors set forth herein to establish and designate any further classes, there is hereby established and designated a class of stock to be known as: the Government Securities Portfolio Series. The Shares of said class and any Shares of any further classes that may from time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further class at the time of establishing and designating such further class) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

         (a) ASSETS BELONGING TO CLASSES All consideration received by the Corporation for the issue or sale of Shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from any reinvestment of such proceeds, in whatever from the same may be, together with any General Items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable


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as  belonging to any  particular  class  (collectively  "General  Items"),  such
General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

         (b) LIABILITIES BELONGING TO CLASS The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manners and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

         (c) INCOME BELONGING TO CLASS The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" a class includes all income, earnings and profits derived from assets belonging to that class, less any expenses, costs, charges or reserves belonging to that class, for the relevant time period.

         (d) DIVIDENDS Dividends and distributions on Shares of a particular class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

         All dividends on Shares of a particular class shall be paid only out of the income belonging to that class and capital gains distributions on Shares of a particular class shall be paid only out of the capital gains belonging to that class. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of Shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such programs or procedure.

         The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, among sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

         Dividends and distributions may be paid in cash, property or Shares, or a combination thereof,


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as  determined  by the Board of  Directors  or pursuant to any program  that the
Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in subsection 7.2(h).

         (e) LIQUIDATION In the event of the liquidation of the Corporation or of a particular class, the Shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class. The holders of Shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the Shareholders of any particular class shall be distributed among such Shareholders in proportion to the number of Shares of that class held by them and recorded on the books of the Corporation. The liquidation of any particular class in which there are Shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class, as defined in the 1940 Act.

         (f) VOTING On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each Share standing in his name on the books of the Corporation, irrespective of the class thereof, and all Shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, then, subject to (iii) below, the Shares of all other classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular class, only the holders of Shares of the one or more affected classes shall be entitled to vote.

         (g) REDEMPTION BY SHAREHOLDER Each holder of Shares of a particular class shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his Shares of that class at a redemption price per share equal to the net asset value per Share of that class as of such time as the Board of Directors shall have prescribed by resolution. In the absence of such resolution, the redemption price per share shall be the net asset value next determined (in accordance with subsection (h) of this Section 7.2) after receipt by the Corporation of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933. The Board of Directors may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price shall be in cash unless the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable. In the event of such a determination, the Corporation may make payment wholly or partly in securities or other assets belonging to the class of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares of any class to require the Corporation to redeem Shares of that class during any period or at any time when and to the extent permissible under the 1940 Act.

         (h) NET ASSET VALUE PER SHARE The net asset value per Share of any class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilities belonging to that class) by the total number of Shares of that class outstanding. The Board of Directors shall have the power and duty to determine from time to time the net asset value per Share of each class at such times and by such methods as it shall determine


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subject to any  restrictions or  requirements  under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's investment adviser, to the custodian or depository of the Corporation's assets, or to another agent of the Corporation.

         The Board of Directors may determine to maintain the net asset value per Share of any class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class as dividends payable in additional shares of that class at the designated constant dollar amount and for the handling of any losses attributable to that class.

         (i) EQUALITY All Shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each Share of any particular class shall be equal to each other Share of that class. The Board of Directors may from time to time divide or combine the Shares of any particular class into a greater or lesser number of Shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of Shares of any other class.

         (j) CONVERSION OR EXCHANGE RIGHTS Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of Shares of any class shall have the right to convert or exchange said Shares into Shares of one or more other classes of Shares in accordance with such requirements and procedures as may be established by the Board of Directors.

         (k) REDEMPTION BY THE CORPORATION The Board of Directors may cause the Corporation to redeem at current net asset value the Shares of any class from a Shareholder whose Shares have an aggregate current net asset value of less than five hundred dollars ($500). No such redemption shall be effected unless the Corporation has given the Shareholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his Shares to five hundred dollars ($500). Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.

         EIGHTH: Section 8.1. ISSUANCE OF NEW STOCK The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing shareholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to shareholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an


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underwriter  at (a) the net asset  value  determined  next after such orders are received by a dealer with whom such underwriter has a sales agreement or (b) the net asset value determined at a later time.

                  Section 8.2. FRACTIONAL SHARES The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

         NINTH: The number of directors constituting the Board of Directors shall be three, which number may be changed in accordance with the Bylaws of the Corporation but shall never be less than three. The names of the persons who shall act as directors until the first annual meeting of the Corporation and until their successors have been duly chosen and qualified are: Raymond A. Mason, John F. Curley, Jr., and Edmund J. Cashman, Jr.

         TENTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes (or of any class entitled to vote thereon as a separate class) to take or authorize any action, in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or a majority of the aggregate number of Shares of a class entitled to vote thereon as a separate class). The right to cumulate votes in the election of directors is expressly prohibited.

         ELEVENTH: Except as may otherwise be provided in the Bylaws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal Bylaws or to adopt new Bylaws of the Corporation, without any action on the part of the Shareholders; but the Bylaws made by the Board of Directors and the power so conferred may be altered or repealed by the Shareholders.

         TWELFTH: Section 12.1. The Board of Directors may in its discretion from time to time enter into an exclusive or non-exclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of these Articles of Incorporation and such contract may also provide for the repurchase of Shares of the Corporation by such other party as agent of the Corporation. The Board of Directors may also in its discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Board of Directors may in its discretion determine.

                   Section 12.2.  Any  contract  of  the  character described in
Section 12.1 or for services as administrator, custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article TWELFTH. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 12.1 above, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 12.2.

                   Section 12.3. Any contract entered into  pursuant to  Section
12.1  above  shall  be  consistent  with  and  subject  to the  requirements  of
Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

         THIRTEENTH: The Corporation shall indemnify its present and past directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, to the maximum extent permitted by applicable law, in such manner as may be provided in the Bylaws; provided, that no director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of
Section 17(i) of the 1940 Act. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

         FOURTEENTH: The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Share. Any amendment to these Articles of Incorporation may be adopted at either an annual or special meeting of the shareholders upon receiving an affirmative majority vote of all outstanding Shares and an affirmative majority of the outstanding Shares of each class entitled to vote thereon separately as a class in accordance with Section 7.2 (f) hereof.

         IN WITNESS WHEREOF, the undersigned incorporator of LEGG MASON MONEY TRUST, INC., has executed the foregoing Articles of Incorporation and hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.


Dated the 26th day of July, 1982.                        /s/ Donald W. Smith
                                                         _____________________
                                                         Donald W. Smith